Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-215913 on Form S-8 of Ramaco Resources, Inc. and Registration Statement No.333-261228 on Form S-3 of our report dated March 31, 2022 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Crowe LLP

Houston, Texas

March 31, 2022